Exhibit 99.1

RenaissanceRe Reports Operating Income of $94.2 Million for the First Quarter of 2009 or $1.52 Per Common Share.

Net Income of $97.3 Million for the First Quarter of 2009 or $1.57 Per Common Share.

Pembroke, Bermuda, April 29, 2009 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $94.2 million in first quarter operating income available to common shareholders compared to $147.8 million in the first quarter of 2008. Operating income excludes net realized gains on investments of $3.1 million and net realized losses on investments of $10.7 million in the first quarters of 2009 and 2008, respectively. Operating income available to common shareholders per diluted common share was $1.52 in the first quarter of 2009, compared to $2.21 in the first quarter of 2008. Net income available to common shareholders was $97.3 million or $1.57 per diluted common share in the quarter, compared to net income available to common shareholders of $137.2 million or $2.05 per diluted common share for the same quarter of 2008. The Company reported an annualized operating return on average common equity of 15.5% and an annualized return on average common equity of 16.0% in the first quarter of 2009, compared to 21.3% and 19.7%, respectively, in the first quarter of 2008. Book value per common share increased to $39.65 at March 31, 2009, a 2.3% increase in the first quarter of 2009, compared to a 2.7% increase in the first quarter of 2008.

Neill A. Currie, CEO, commented: “We generated an annualized operating ROE of over 15% and 2.3% growth in book value per share in the quarter. Although below our expectations in a light catastrophe quarter, our results also reflect over 20% growth in our managed catastrophe premiums due to a successful January 1st renewal season, fueled by improving market conditions and increasing demand for property catastrophe reinsurance.”

Mr. Currie added: “We are seeing an increasing flow of new business opportunities, particularly within our specialty reinsurance unit and Individual Risk segment. Our strong financial resources, excellent ratings, reputation for superior underwriting and client service along with our ongoing efforts to build out our business capabilities, position us well to capture these opportunities.”

FIRST QUARTER 2009 RESULTS

Underwriting Results

Gross premiums written for the first quarter of 2009 increased 13.5% to $598.3 million, compared to $527.0 million for the first quarter of 2008. The increase in gross premiums written was primarily driven by an increase in gross premiums written in the Company’s catastrophe unit, and partially offset by decreases in both the Company’s specialty unit and Individual Risk segment as discussed in more detail below. The Company generated $131.2 million of underwriting income and had a combined ratio of 56.5% in the first quarter of 2009, compared to $150.2 million of underwriting income and a 51.4% combined ratio in the first quarter of 2008, principally driven by an increase in net claims and claim expenses incurred during the quarter as a result of unfavorable development on prior years reserves within the Company’s Individual Risk segment. The Company’s unfavorable development on prior years reserves totaled $7.3 million in the first quarter of 2009, compared to $45.1 million of favorable development in the first quarter of 2008, and was principally due to higher than expected claims emergence on the 2008 crop year for the Company’s multi-peril crop business in its Individual Risk segment and partially offset by favorable development in the Company’s Reinsurance segment.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $89.2 million, or 20.1%, to $532.9 million in the first quarter of 2009, compared to $443.7 million in the first quarter of 2008, due to growth in gross premiums written in the Company’s catastrophe unit which benefited from the impact of improving market conditions and the inception of several new programs in the quarter. The Company’s catastrophe premiums increased $97.3 million, or 26.7%, to $461.4 million in the first quarter of 2009, compared to $364.1 million in the first quarter of 2008. The Company’s specialty reinsurance premiums decreased $8.1 million, or 10.2%, to $71.5 million in the first quarter of 2009, compared to $79.6 million in the first quarter of 2008. The Company’s specialty reinsurance premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.

The Company’s Reinsurance segment generated $161.3 million of underwriting income and had a combined ratio of 28.6% in the first quarter of 2009, compared to $145.5 million of underwriting income and a 37.3% combined ratio in the first quarter of 2008. The increase in underwriting income in the first quarter of 2009 was primarily due to the comparably low level of insured catastrophe events in the quarter. The Reinsurance segment experienced $24.7 million of favorable development on prior year reserves in the first quarter of 2009, compared to $23.5 million of favorable development in the first quarter of 2008. The favorable development in the first quarter of 2009 was principally attributable to reduced estimated ultimate losses on certain small catastrophes within the Company’s catastrophe unit and lower than expected claims emergence in the Company’s specialty reinsurance unit.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment decreased $15.7 million, or 19.4%, to $65.1 million in the first quarter of 2009, compared to $80.8 million in the first quarter of 2008. The decrease was primarily due to the Company’s prior decisions to terminate several program manager relationships and a commercial property quota share contract as a result of the then softening market conditions, resulting in reduced commercial property and commercial multi-line gross premiums written. Gross premiums written in the Company’s Individual Risk segment can fluctuate, perhaps significantly between quarters and between years based on several factors, including, without limitation, the timing of the inception or cessation of new program managers and quota share reinsurance contracts, including whether or not the Company has portfolio transfers in, or portfolio transfers out, of quota share reinsurance contracts of in-force books of business.

The Individual Risk segment incurred an underwriting loss of $30.1 million and had a combined ratio of 139.7% in the first quarter of 2009, compared to $4.7 million of underwriting income and a 93.9% combined ratio in the first quarter of 2008. The decrease in underwriting income and increase in the combined ratio in the first quarter of 2009 compared to the first quarter of 2008 were primarily due to an increase in net claims and claim expenses as a result of unfavorable development on prior years reserves of $32.0 million, compared to favorable development of $21.6 million on prior year reserves in the first quarter of 2008, and partially offset by a decrease in current accident year net claims and claim expenses of $19.0 million. The unfavorable loss reserve development in the first quarter of 2009 was primarily due to a $27.3 million increase in prior year losses in the Company’s multi-peril crop insurance line of business related to the 2008 crop year due to an increase in the severity of reported losses incurred during 2008 and reported during the first quarter of 2009. The net impact of this unfavorable development, after considering corresponding changes in net earned premium and related acquisition costs for the 2008 crop year, was a reduction in underwriting income of $25.8 million and an increase in the Company’s combined ratio of 33.7 percentage points. Current accident year losses were $37.6 million during the first quarter of 2009, compared to $56.7 million in the first quarter of 2008, primarily due to a decrease in net claims and claim expenses in the Company’s commercial property line of business.

Investments

Returns on the Company’s investment portfolio were lower in the first quarter of 2009 compared to the first quarter of 2008, principally due to lower average invested assets in the Company’s fixed maturity investments available for sale portfolio combined with lower total returns on the Company’s fixed maturity investments available for sale and short term investments. The Company’s total investment result, which includes the sum of net investment income, net realized gains and losses on investments and the net change in unrealized holding gains on fixed maturity investments available for sale, was $39.8 million in the first quarter of 2009, compared to $65.6 million in the first quarter of 2008, a decrease of $25.7 million.

Net investment income was $42.1 million in the first quarter of 2009, compared to net investment income of $52.5 million in the first quarter of 2008. The $10.4 million decrease was principally driven by $16.0 million and $10.4 million decreases in net investment income from the Company’s short term investments and fixed maturity investments available for sale, respectively, as discussed above, combined with a $17.8 million decrease in net investment income from hedge funds and private equity investments, and partially offset by a $36.3 million increase in net investment income from the Company’s other investments, principally senior secured bank loan funds and non-U.S. fixed income funds. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income which included net unrealized losses of $17.0 million in the first quarter of 2009, compared to $25.3 million of net unrealized losses in the first quarter of 2008.

Net realized gains on investments were $3.1 million in the first quarter of 2009 compared to net realized losses on investments of $10.7 million in the first quarter of 2008, an improvement of $13.8 million. Included in net realized gains for the first quarter of 2009 is $19.0 million of other than temporary impairments, compared to $25.4 million in the first quarter of 2008. Included in other than temporary impairment charges are impairment charges for which the Company believes it will not be able to recover the full principal amount if the impaired security is held to maturity, of $nil and $0.4 million for the first quarters of 2009 and 2008, respectively. The Company had essentially no fixed maturity investments available for sale in an unrealized loss position at March 31, 2009.

Other Items

•	The Company’s cash flows from operations were $140.1 million for the first quarter of 2009, compared to $276.8 million for the first quarter of 2008.

•

The Company’s other loss of $14.8 million incurred during the first quarter of 2009 is primarily the result of a negative mark-to-market on the Company’s Platinum warrant of $13.7 million. In addition, other loss in the first quarter of 2009 reflected $4.8 million of other income related to the Company’s weather and energy derivatives trading activities compared to $15.3 million in the first quarter of 2008.

•

During the first quarter of 2009, the Company incurred $10.2 million in net foreign exchange losses, compared to net foreign exchange gains of $4.9 million in the first quarter of 2008. The $15.1 million decrease in net foreign exchange (losses) gains is a result of changes to the U.S. dollar during the quarter against other major currencies with which the Company does business resulting in unfavorable foreign exchange translations on the Company’s net non-U.S. dollar denominated monetary assets and liabilities.

This press release includes certain non-GAAP financial measures including “operating income”, “operating income available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Thursday, April 30, 2009 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of the Company’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Chief Financial Officer and Executive Vice President	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
Revenues
Gross premiums written	$598,301	$527,038

Net premiums written	$446,836	$403,116
Increase in unearned premiums	(145,088)	(94,202)

Net premiums earned	301,748	308,914
Net investment income	42,126	52,503
Net foreign exchange (losses) gains	(10,155)	4,936
Equity in earnings of other ventures	1,736	6,250
Other (loss) income	(14,795)	8,012
Net realized gains (losses) on investments	3,104	(10,670)

Total revenues	323,764	369,945

Expenses
Net claims and claim expenses incurred	86,197	82,156
Acquisition expenses	44,604	46,428
Operational expenses	39,757	30,113
Corporate expenses	6,588	8,703
Interest expense	4,136	6,804

Total expenses	181,282	174,204

Income before taxes	142,482	195,741
Income tax benefit (expense)	852	(7,686)

Net income	143,334	188,055
Net income attributable to redeemable noncontrolling interest - DaVinciRe	(35,475)	(40,315)

Net income available to RenaissanceRe	107,859	147,740
Dividends on preference shares	(10,575)	(10,575)

Net income available to RenaissanceRe common shareholders	$97,284	$137,165

Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$1.52	$2.21
Net income available to RenaissanceRe common shareholders per common share - basic	$1.57	$2.09
Net income available to RenaissanceRe common shareholders per common share - diluted	$1.57	$2.05

Net claims and claim expense ratio	28.6%	26.6%
Underwriting expense ratio	27.9%	24.8%

Combined ratio	56.5%	51.4%

Operating return on average common equity - annualized (1)	15.5%	21.3%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,164,848	$2,996,885
Short term investments, at fair value	2,136,336	2,172,343
Other investments, at fair value	733,023	773,475
Investments in other ventures, under equity method	88,159	99,879

Total investments	6,122,366	6,042,582
Cash and cash equivalents	249,340	274,692
Premiums receivable	593,199	565,630
Ceded reinsurance balances	149,309	88,019
Losses recoverable	201,215	299,534
Accrued investment income	23,927	26,614
Deferred acquisition costs	97,710	81,904
Receivable for investments sold	308,483	236,485
Other secured assets	76,331	76,424
Other assets	165,492	217,986
Goodwill and other intangibles	72,537	74,181

Total assets	$8,059,909	$7,984,051

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,992,049	$2,160,612
Reserve for unearned premiums	716,613	510,235
Debt	450,000	450,000
Reinsurance balances payable	289,522	315,401
Payable for investments purchased	590,401	378,111
Other secured liabilities	77,420	77,420
Other liabilities	171,738	290,998

Total liabilities	4,287,743	4,182,777

Redeemable noncontrolling interest - DaVinciRe	650,763	768,531

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	62,324	61,503
Additional paid-in capital	11,373	—
Accumulated other comprehensive income	69,530	75,387
Retained earnings	2,328,176	2,245,853

Total shareholders’ equity	3,121,403	3,032,743

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$8,059,909	$7,984,051

Book value per common share	$39.65	$38.74

Common shares outstanding	62,324	61,503

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars)

(Unaudited)

	Three months ended March 31, 2009
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$532,916	$65,149	$236	$—	$598,301

Net premiums written	$414,787	$32,049		—	$446,836

Net premiums earned	$225,971	$75,777		—	$301,748
Net claims and claim expenses incurred	16,571	69,626		—	86,197
Acquisition expenses	19,021	25,583		—	44,604
Operational expenses	29,115	10,642		—	39,757

Underwriting income (loss)	$161,264	$(30,074)		—	131,190

Net investment income				42,126	42,126
Equity in earnings of other ventures				1,736	1,736
Other loss				(14,795)	(14,795)
Interest and preference share dividends				(14,711)	(14,711)
Redeemable noncontrolling interest - DaVinciRe				(35,475)	(35,475)
Other items, net				(15,891)	(15,891)
Net realized gains on investments				3,104	3,104

Net income available to RenaissanceRe common shareholders				$(33,906)	$97,284

Net claims and claim expenses incurred - current accident year	$41,306	$37,629			$78,935
Net claims and claim expenses incurred - prior accident years	(24,735)	31,997			7,262

Net claims and claim expenses incurred - total	$16,571	$69,626			$86,197

Net claims and claim expense ratio - current accident year	18.3%	49.7%			26.2%
Net claims and claim expense ratio - prior accident years	(11.0%)	42.2%			2.4%

Net claims and claim expense ratio - calendar year	7.3%	91.9%			28.6%
Underwriting expense ratio	21.3%	47.8%			27.9%

Combined ratio	28.6%	139.7%			56.5%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended March 31, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$443,728	$80,821	$2,489	$—	$527,038

Net premiums written	$342,920	$60,196		—	$403,116

Net premiums earned	$232,227	$76,687		—	$308,914
Net claims and claim expenses incurred	47,069	35,087		—	82,156
Acquisition expenses	18,515	27,913		—	46,428
Operational expenses	21,139	8,974		—	30,113

Underwriting income	$145,504	$4,713		—	150,217

Net investment income				52,503	52,503
Equity in earnings of other ventures				6,250	6,250
Other income				8,012	8,012
Interest and preference share dividends				(17,379)	(17,379)
Redeemable noncontrolling interest - DaVinciRe				(40,315)	(40,315)
Other items, net				(11,453)	(11,453)
Net realized losses on investments				(10,670)	(10,670)

Net income available to RenaissanceRe common shareholders				$(13,052)	$137,165

Net claims and claim expenses incurred - current accident year	$70,576	$56,665			$127,241
Net claims and claim expenses incurred - prior accident years	(23,507)	(21,578)			(45,085)

Net claims and claim expenses incurred - total	$47,069	$35,087			$82,156

Net claims and claim expense ratio - current accident year	30.4%	73.9%			41.2%
Net claims and claim expense ratio - prior accident years	(10.1%)	(28.1%)			(14.6%)

Net claims and claim expense ratio - calendar year	20.3%	45.8%			26.6%
Underwriting expense ratio	17.0%	48.1%			24.8%

Combined ratio	37.3%	93.9%			51.4%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written Analysis

(in thousands of United States Dollars) (Unaudited)

Reinsurance Segment	Three months ended
	March 31, 2009	March 31, 2008

Renaissance catastrophe premiums	$289,630	$224,968
Renaissance specialty premiums	68,973	75,463

Total Renaissance premiums	358,603	300,431

DaVinci catastrophe premiums	171,786	139,178
DaVinci specialty premiums	2,527	4,119

Total DaVinci premiums	174,313	143,297

Total Reinsurance premiums	$532,916	$443,728

Total specialty premiums	$71,500	$79,582

Total catastrophe premiums	$461,416	$364,146

Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	23,792	31,621
Catastrophe premiums assumed from the Individual Risk segment	236	2,489

Total managed catastrophe premiums (2)	$485,444	$398,256

(1)	Top Layer Re is accounted for under the equity method of accounting.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

Individual Risk Segment	Three months ended
	March 31, 2009	March 31, 2008

Commercial multi-line	$24,642	$31,384
Personal lines property	16,234	13,212
Commercial property	16,121	30,853
Multi-peril crop	8,152	5,372

Total Individual Risk premiums	$65,149	$80,821

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars) (Unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
Fixed maturity investments available for sale	$39,127	$49,535
Short term investments	3,071	19,080
Other investments
Hedge funds and private equity investments	(19,741)	(1,940)
Other	21,821	(14,441)
Cash and cash equivalents	373	2,902

	44,651	55,136
Investment expenses	(2,525)	(2,633)

Net investment income	42,126	52,503

Gross realized gains	31,423	20,272
Gross realized losses	(9,297)	(5,560)
Other than temporary impairments	(19,022)	(25,382)

Net realized gains (losses) on investments	3,104	(10,670)

Net change in unrealized holding gains on fixed maturity investments available for sale	(5,407)	23,729

Total investment result	$39,823	$65,562

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Yield to Maturity and Credit Rating

(in thousands of United States Dollars)

(Unaudited)

At March 31, 2009	Amortized Cost	Fair Value	% of Total Managed Investment Portfolio	Credit Rating (1)
				Yield to Maturity	AAA	AA	A	BBB	Non- Investment Grade	Not Rated
Short term investments	$2,136,336	$2,136,336	35.4%	0.3%	$2,113,433	$16,206	$5,469	$120	$1,108	$—
		100.0%			98.9%	0.7%	0.3%	0.0%	0.1%	0.0%

Fixed maturity investments available for sale
U.S. treasuries	223,224	227,594	3.8%	1.5%	227,594	—	—	—	—	—
Agencies
Fannie Mae & Freddie Mac	373,351	380,955	6.3%	1.6%	376,288	—	4,667	—	—	—
Other agencies	21,931	23,169	0.4%	2.1%	23,169	—	—	—	—	—

Total agencies	395,282	404,124	6.7%	1.6%	399,457	—	4,667	—	—	—
Non U.S. government	78,035	80,921	1.3%	5.3%	46,694	11,462	373	10,317	12,075	—
FDIC guaranteed corporate	509,782	516,115	8.6%	1.8%	516,115	—	—	—	—	—
Corporate	501,458	518,400	8.6%	6.2%	18,715	198,711	195,272	54,734	50,968	—
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	967,757	990,126	16.4%	3.0%	990,126	—	—	—	—	—
Non-agency securities	39,343	39,887	0.7%	13.9%	39,387	—	—	500	—	—
Non-agency securities - Alt A	21,423	22,172	0.4%	16.6%	21,663	—	—	175	334	—
Non-agency securities - Sub-prime	—	—	0.0%	0.0%	—	—	—	—	—	—

Total residential mortgage-backed securities	1,028,523	1,052,185	17.5%	3.8%	1,051,176	—	—	675	334	—
Commercial mortgage-backed securities	209,562	213,943	3.5%	9.2%	213,943	—	—	—	—	—

Total mortgage-backed securities	1,238,085	1,266,128	21.0%	4.7%	1,265,119	—	—	675	334	—
Asset-backed securities
Credit cards	51,316	53,647	0.9%	3.9%	53,647	—	—	—	—	—
Auto	45,553	48,008	0.8%	5.1%	48,008	—	—	—	—	—
Other - Stranded cost	7,292	7,670	0.1%	3.2%	7,670	—	—	—	—	—
Other	40,334	42,241	0.7%	7.8%	42,241	—	—	—	—	—

Total asset-backed securities	144,495	151,566	2.5%	5.3%	151,566	—	—	—	—	—

Total securitized assets	1,382,580	1,417,694	23.5%	4.8%	1,416,685	—	—	675	334	—

Total fixed maturity investments available for sale	3,090,361	3,164,848	52.5%	3.9%	2,625,260	210,173	200,312	65,726	63,377	—
		100.0%			83.0%	6.6%	6.3%	2.1%	2.0%	0.0%

Other investments
Private equity partnerships		247,559	4.1%		—	—	—	—	—	247,559
Senior secured bank loan funds		220,202	3.6%		—	—	—	—	220,202	—
Catastrophe bonds		93,798	1.6%		—	23,905	—	—	69,893	—
Non-U.S. fixed income funds		81,757	1.4%		—	—	—	58,734	23,023	—
Hedge funds		72,428	1.2%		—	—	—	—	—	72,428
Miscellaneous other investments		17,279	0.2%		—	—	—	8,880	—	8,399

Total other investments		733,023	12.1%		—	23,905	—	67,614	313,118	328,386

Total managed investment portfolio		$6,034,207	100.0%		$4,738,693	$250,284	$205,781	$133,460	$377,603	$328,386
		100.0%			78.6%	4.1%	3.4%	2.2%	6.3%	5.4%

(1)	The credit ratings included in this table are those assigned by Standard & Poor’s Corporation. The Company has grouped short term investments with an A-1+ and A-1 short-term issue credit rating as AAA, short term investments with A-2 short-term issue credit rating as AA and short term investments with an A-3 short-term issue credit rating as A.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

(in thousands of United States Dollars)

(Unaudited)

	At March 31, 2009		At December 31, 2008		Change
	Fair Value	% of Total Managed Investment Portfolio	Fair Value	% of Total Managed Investment Portfolio	$	%
Short term investments	$2,136,336	35.4%	$2,172,343	36.6%	$(36,007)	(1.7%)

Fixed maturity investments available for sale
U.S. treasuries	227,594	3.8%	467,480	7.9%	(239,886)	(51.3%)
Agencies
Fannie Mae & Freddie Mac	380,955	6.3%	385,229	6.4%	(4,274)	(1.1%)
Other agencies	23,169	0.4%	63,292	1.1%	(40,123)	(63.4%)

Total agencies	404,124	6.7%	448,521	7.5%	(44,397)	(9.9%)
Non U.S. government	80,921	1.3%	57,058	1.0%	23,863	41.8%
FDIC guaranteed corporate	516,115	8.6%	207,393	3.5%	308,722	148.9%
Corporate	518,400	8.6%	539,817	9.1%	(21,417)	(4.0%)
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	990,126	16.4%	756,902	12.7%	233,224	30.8%
Non-agency securities	39,887	0.7%	70,916	1.2%	(31,029)	(43.8%)
Non-agency securities - Alt A	22,172	0.4%	27,756	0.5%	(5,584)	(20.1%)
Non-agency securities - Sub-prime	—	0.0%	—	0.0%	—	0.0%

Total residential mortgage-backed securities	1,052,185	17.5%	855,574	14.4%	196,611	23.0%
Commercial mortgage-backed securities	213,943	3.5%	255,020	4.3%	(41,077)	(16.1%)

Total mortgage-backed securities	1,266,128	21.0%	1,110,594	18.7%	155,534	14.0%
Asset-backed securities
Auto	53,647	0.9%	95,812	1.6%	(42,165)	(44.0%)
Credit cards	48,008	0.8%	12,056	0.2%	35,952	298.2%
Other - Stranded cost	7,670	0.1%	7,639	0.1%	31	0.4%
Other	42,241	0.7%	50,515	0.8%	(8,274)	(16.4%)

Total asset-backed securities	151,566	2.5%	166,022	2.7%	(14,456)	(8.7%)

Total securitized assets	1,417,694	23.5%	1,276,616	21.4%	141,078	11.1%

Total fixed maturity investments available for sale	3,164,848	52.5%	2,996,885	50.4%	167,963	5.6%

Other investments
Private equity partnerships	247,559	4.1%	258,901	4.3%	(11,342)	(4.4%)
Senior secured bank loan funds	220,202	3.6%	215,870	3.6%	4,332	2.0%
Catastrophe bonds	93,798	1.6%	93,085	1.8%	713	0.8%
Non-U.S. fixed income funds	81,757	1.4%	81,719	1.6%	38	0.0%
Hedge funds	72,428	1.2%	105,838	1.4%	(33,410)	(31.6%)
Miscellaneous other investments	17,279	0.2%	18,062	0.3%	(783)	(4.3%)

Total other investments	733,023	12.1%	773,475	13.0%	(40,452)	(5.2%)

Total managed investment portfolio	$6,034,207	100.0%	$5,942,703	100.0%	$91,504	1.5%

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Fixed Maturity Investments Available for Sale - Securitized Assets

(in thousands of United States Dollars)

(Unaudited)

At March 31, 2009	Fair Value	% of Total Managed Investment Portfolio	% of Total Managed Investment Portfolio						% of Total Securitized Assets	Average Duration
			Vintage
			2009	2008	2007	2006	2005	2004 & Prior
Total managed investment portfolio	$6,034,207	100.0%

Mortgage-backed securities

Residential mortgage-backed securities
Agency securities	990,126	16.4%	3.7%	6.8%	2.9%	0.7%	1.1%	1.2%	69.8%	2.5

Non-agency securities	39,887	0.7%	0.0%	0.0%	0.0%	0.1%	0.2%	0.3%	2.8%	0.8
Non-agency securities - Alt A	22,172	0.4%	0.0%	0.0%	0.0%	0.0%	0.1%	0.2%	1.6%	0.3
Non-agency securities - Sub-prime	—	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	—

Total non-agency securities	62,059	1.1%	0.0%	0.0%	0.0%	0.1%	0.3%	0.5%	4.4%	0.6

Total residential mortgage-backed securities	1,052,185	17.5%	3.7%	6.8%	2.9%	0.8%	1.4%	1.7%	74.2%	2.3
Commercial mortgage-backed securities	213,943	3.5%	0.0%	0.1%	0.2%	0.5%	0.8%	2.0%	15.1%	2.0

Total mortgage-backed securities	1,266,128	21.0%	3.7%	6.9%	3.1%	1.3%	2.2%	3.7%	89.3%	2.2

Asset-backed securities
Credit cards	53,647	0.9%	0.0%	0.3%	0.0%	0.4%	0.2%	0.0%	3.8%	0.6
Auto	48,008	0.8%	0.0%	0.0%	0.0%	0.5%	0.3%	0.0%	3.4%	0.8
Other - Stranded cost	7,670	0.1%	0.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.5%	1.7
Other	42,241	0.7%	0.0%	0.4%	0.0%	0.0%	0.2%	0.1%	3.0%	0.3

Total asset-backed securities	151,566	2.5%	0.0%	0.7%	0.0%	0.9%	0.8%	0.1%	10.7%	0.7

Total securitized assets	$1,417,694	23.5%	3.7%	7.6%	3.1%	2.2%	3.0%	3.8%	100.0%	2.0

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Fixed Maturity Investments Available for Sale - Corporate

(in thousands of United States Dollars)

(Unaudited)

Sector	At March 31, 2009
	Total	AAA	AA	A	BBB	Non-Investment Grade
Financials	$285,738	$16,130	$154,438	$97,593	$8,238	$9,339
Industrial, utilities and energy	87,671	167	21,453	31,730	19,393	14,928
Consumer	77,641	2,418	22,820	26,165	11,480	14,758
Communications and technology	60,437	—	—	36,478	13,980	9,979
Basic materials	6,913	—	—	3,306	1,643	1,964

Total corporate fixed maturity investments available for sale, at fair value (1)	$518,400	$18,715	$198,711	$195,272	$54,734	$50,968

(1)	Excludes FDIC guaranteed corporate fixed maturity investments available for sale, at fair value.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

Short Term Investments and Fixed Maturity Investments Available for Sale - Top 10 Corporate Issuers by Fair Value

(in thousands of United States Dollars)

(Unaudited)

Issuer	At March 31, 2009
	Total	Short term investments	Fixed maturity investments available for sale
General Electric Company	$71,238	$—	$71,238
Wells Fargo & Company	38,019	—	38,019
JP Morgan Chase & Co.	20,600	2,054	18,546
BP PLC	16,032	—	16,032
Chevron Corporation	15,701	—	15,701
Bank of America Corporation	12,274	100	12,174
The Goldman Sachs Group, Inc.	9,828	—	9,828
Morgan Stanley	9,184	—	9,184
Wal-Mart Stores, Inc.	8,555	—	8,555
Citigroup Inc.	8,555	—	8,555

Total (1)	$209,986	$2,154	$207,832

(1)	Excludes FDIC guaranteed corporate fixed maturity investments available for sale, at fair value.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. The Company’s management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share – diluted to operating income available to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

(in thousands of United States Dollars, except for per share amounts)	Three months ended
	March 31, 2009	March 31, 2008
Net income available to RenaissanceRe common shareholders	$97,284	$137,165
Adjustment for net realized (gains) losses on investments	(3,104)	10,670

Operating income available to RenaissanceRe common shareholders	$94,180	$147,835

Net income available to RenaissanceRe common shareholders per common share - diluted	$1.57	$2.05
Adjustment for net realized (gains) losses on investments	(0.05)	0.16

Operating income available to RenaissanceRe common shareholders per common share - diluted	$1.52	$2.21

Return on average common equity - annualized	16.0%	19.7%
Adjustment for net realized (gains) losses on investments	(0.5%)	1.6%

Operating return on average common equity - annualized	15.5%	21.3%

The Company has also included in this Press Release “managed catastrophe premiums.” “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.